UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2012, OCZ Technology Group, Inc. (“we” or “OCZ”) entered into an underwriting agreement (the “Underwriting Agreement”) with several underwriters (the “Underwriters”) for whom Credit Suisse Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated acted as representatives, pursuant to which we agreed to issue and sell an aggregate of 12,000,000 shares of our common stock, par value $0.0025 per share (the “Offering”). Under the terms of the Underwriting Agreement, we granted the Underwriters an option for 30 days to purchase up to an additional 1,800,000 shares of our common stock to cover overallotments, if any. The shares in the Offering were sold at a public offering price of $9.00 per share and were purchased by the Underwriters from us at a price of $8.46 per share. We estimate that the net proceeds we will receive from the Offering will be approximately $100.6 million (or approximately $115.8 million if the overallotment option is exercised in full), after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us. The Offering is expected to close on or about February 13, 2012, subject to customary closing conditions.

The Offering was made pursuant to OCZ’s effective registration statement on Form S-3 (Registration No. 333-178247) and the prospectus dated December 9, 2011 included in such registration statement, as supplemented by a prospectus supplement dated February 7, 2012.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Mayer Brown LLP relating to the validity of the shares issued in the Offering is attached as Exhibit 5.1.

The Underwriting Agreement is included to provide information regarding its terms. It is not intended to provide any other factual information about OCZ. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Stockholders of OCZ are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of OCZ. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in OCZ’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F. Knapp, Jr.
	Name:	Arthur F. Knapp, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1	Underwriting Agreement, dated February 7, 2012, between OCZ Technology Group, Inc. and the Underwriters.

5.1	Opinion of Mayer Brown LLP.